UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K Amendment No.

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	January 18, 2012

BOOMERANG SYSTEMS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-10176	22-2306487
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30B Vreelend Road Florham Park, NJ 07932
(Address of Principal Executive Offices)

Registrant's telephone number, including area code:		(973) 538-1194

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 18, 2012, Joseph R. Bellantoni resigned as the Chief Financial Officer of Boomerang Systems, Inc. (the “Company”). Mr. Bellantoni will remain as a director on the Company’s Board of Directors.

On January 18, 2012, Scott Shepherd was appointed as the Company’s Chief Financial Officer. Mr. Shepherd, age 43, has served as our chief financial officer since January 18, 2012. Prior thereto, he served as our controller from February 2011 until January 2012. Mr. Shepherd served as corporate controller for heavy equipment manufacturer and distributor, Komatsu Equipment Company, from July 2009 to February 2011. From May 2008 to July 2009, he served as Chief Financial Officer for The Levitin Group, an online, interactive computer based training company. He worked for Eskay Corporation (subsequently merged with Daifuku America Corporation), a global automated material handling company from 1995 to 2008 and served as its Chief Financial Officer from 2000 until May 2008.

Mr. Shepherd has an annual base salary of $110,000.

On January 18, 2012, Paul J. Donahue resigned from the Company’s Board of Directors. Mr. Donahue served as a member of the Compensation Committee, Nominating Committee and Audit Committee. His resignation was not the result of any disagreement with the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOOMERANG SYSTEMS, INC.

Date:	January 24, 2012	By:	/s/ Mark R. Patterson
Mark R. Patterson
Chief Executive Officer